EXHIBIT 10.1nn

                           Second AMENDMENT TO LEASE

                               EARLY TERMINATION


That certain lease dated May 21, 1991, by and between Petula Associates Ltd., and Koll Woodside Associates, Landlord, and Sequent Computer Systems, Inc., Tenant, for the premises located at 15125 S.W. Koll Parkway, Beaverton, Oregon 97006, Building 4, Units B-K, consisting of 12,124 square feet, is amended this _________ day of ________________, 1995, solely as hereinafter described.


Effective at midnight on the 31st day of July, 1995, the above referenced Lease Agreement shall be terminated, and Sequent shall be relieved from all further responsibility outlined in the Lease Agreement. This early termination shall be contingent on Sequent Computer's execution of the Lease Amendments for Woodside Buildings 2 and 3. If Sequent fails to execute Amendments for Buildings 2 and 3, this Early Termination shall be null and void, and all terms and conditions of the above described Lease shall remain in full force and effect.



Landlord:         PETULA ASSOCIATES, LTD., an Iowa Corporation and
                  KOLL WOODSIDE ASSOCIATES, a California General partners

                  By: TIMOTHY E. MINTON, VICE PRESIDENT & SECRETARY JOHN N. URBAN, VICE PRESIDENT

Tenant            SEQUENT COMPUTER SYSTEMS, INC.

                  By:        ROBERT B. WITT, VICE PRESIDENT & CIO
                  Date:      JULY 21, 995